Exhibit 99.1

Vivos Therapeutics Announces Pricing of $8 Million Private Placement

LITTLETON, Colo., Jan. 05, 2023 — Vivos Therapeutics, Inc. (“Vivos” or the “Company’’) (NASDAQ: VVOS), a medical technology company focused on developing innovative treatments for patients suffering from dentofacial abnormalities and/or mild-to-moderate obstructive sleep apnea (OSA) and snoring in adults, today announced that it has entered into a definitive agreement with a single institutional investor to raise approximately $8 million in a private placement offering at a price of $1.20 per unit. Each unit consists of one share of common stock (or a pre-funded warrant to purchase one share of common stock) and one warrant exercisable for one share common stock at a price of $1.20 per share for a period of five years and 6 months from closing. No actual units will be issued in the offering.

After the placement agent fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $7.5 million. The offering is expected to close on January 9, 2023, subject to customary closing conditions.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-1with the Securities and Exchange Commission within 30 days of the closing for purposes of registering the resale of the shares of common stock and shares of common stock underlying the pre-funded warrants and warrants issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as mild-to-moderate obstructive sleep apnea (OSA) and snoring in adults. The Vivos Method represents the first clinically effective nonsurgical, noninvasive, nonpharmaceutical and cost-effective solution for treating mild to moderate OSA. It has proven effective in over 31,000 patients treated worldwide by more than 1,650 trained dentists.

The Vivos Method includes the Vivos Complete Airway Repositioning and/or Expansion (CARE) appliance therapy and associated protocols that alter the size, shape and position of the soft tissues that comprise a patient’s upper airway and/or palate. The Vivos Method opens airway space and may significantly reduce symptoms and conditions associated with mild-to-moderate OSA, such as lowering Apnea Hypopnea Index scores. Vivos also markets and distributes SleepImage diagnostic technology under its VivoScore program for home sleep testing in adults and children. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using The Vivos Method.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in Vivos’ filings with the Securities and Exchange Commission (“SEC”). Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Vivos Investor Relations and Media Contact:

Julie Gannon

Investor Relations Officer

720-442-8113

jgannon@vivoslife.com